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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-KSB

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) July 11, 1997

                        All American Food Group, Inc.
              (Exact Name of Registrant as Specified in Charter)

         New Jersey                                     22-3259558
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification No.)

104 New Era Drive, South Plainfield, New Jersey         07080
(Address of Principal Executive Offices               (Zip Code)

                                (908) 757-3022
             (Registrant's telephone number, including area code)

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                        ALL AMERICAN FOOD GROUP, INC.

Item 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On July 11, 1997, all American Food Group, Inc. (the "Company") closed an offering of $250,000 principal amount convertible subordinated debentures. The debentures were offered through Monetary Advancement International, as placement agent. Each debenture bears interest at the rate of five percent (5%) per annum and matures three years from the date of issuance. Each debenture is convertible into shares of the Company's common stock at lesser of a thirty percent (30%) discount to the average closing price of the Company's common stock on the five consecutive trading days preceding the date of conversion or $.7968.

     The offering was made only to "non-U.S. persons" as defined in Regulation S and the aggregate commission, expenses and legal fees related to this offering totaled $40,500.

     On July 16, 1997, All American Food Group, Inc. (the "Company") closed an offering of $300,000 principal amount convertible subordinated debentures. The debentures were offered through Monetary Advancement International, as placement agent. Each debenture bears interest at the rate of five percent (5%) per annum and matures three years from the date of issuance. Each debenture is convertible into shares of the Company's common stock at lesser of a thirty percent (30%) discount to the average closing price of the Company's common stock on the five consecutive trading days preceding the date of conversion or $.9668.

     The offering was made only to "non-U.S. persons" as defined in Regulation S and the aggregate commission, expenses and legal fees related to this offering totaled $43,000.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 24th day of July, 1997.



                   ALL AMERICAN FOOD GROUP, INC.


                   By: /s/ Andrew Thorburn
                      ---------------------------
                      Chairman of the Board of Directors,
                      Chief Executive Officer
                      (Principal Executive Officer)

                   By: /s/ Chris R. Decker
                      ---------------------------
                      Director, Executive Vice President
                      and Chief Financial Officer
                      (Principal Financial and Accounting
                      Officer)